Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Burman and Walker Boyd, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below:

Signature	Title	Date

/s/ Terry Burman Terry Burman	Group Chief Executive and Director (principal executive officer and authorized representative in the United States)	June 15, 2009

/s/ Walker Boyd Walker Boyd	Group Finance Director and Director (principal financial officer and principal accounting officer)	June 15, 2009

/s/ Malcolm Williamson Sir Malcolm Williamson	Chairman of the Board of Directors	June 15, 2009

/s/ Lesley Knox	Director	June 15, 2009
Lesley Knox

/s/ Thomas Plaskett	Director	June 15, 2009
Thomas Plaskett

/s/ Marianne Miller Parrs	Director	June 15, 2009
Marianne Miller Parrs

/s/ Robert Blanchard	Director	June 15, 2009
Robert Blanchard

/s/ Dale W. Hilpert	Director	June 15, 2009
Dale W. Hilpert

/s/ Russell Walls Russell Walls	Director	June 15, 2009

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